Exhibit 99.1

SCOLR Pharma Acquires the Rights to Nuprin® from CVS

BOTHELL, WA, March 16, 2010, - SCOLR Pharma, Inc. (NYSE AMEX: DDD) today announced that it had acquired rights to the Nuprin® name in connection with sales of ibuprofen. SCOLR paid $180,000 to purchase all right, title and interest of Advanced Healthcare Distributors, LLC to the Nuprin® name, including its portfolio of global registrations (exclusive of Canada). Advanced Healthcare Distributors, LLC is an affiliate of CVS Caremark Corporation.

Stephen J. Turner, SCOLR Pharma’s President and CEO, said, “Our acquisition of this globally recognized name will provide us with additional opportunities for ibuprofen-based products. We expect that the acquisition will allow us to generate potential near-term sales of immediate release 200 mg ibuprofen tablets, in addition to providing us with enhanced options on our extended release ibuprofen program.”

About SCOLR Pharma

Based in Bothell, Washington, SCOLR Pharma, Inc. (“SCOLR” or the “Company”) is a specialty pharmaceutical company focused on applying its formulation expertise and patented CDT platforms to develop novel prescription pharmaceutical, over-the-counter (OTC), and nutritional products. Our CDT drug delivery platforms are based on multiple issued and pending patents and other intellectual property for the programmed release or enhanced performance of active pharmaceutical ingredients and nutritional products. For more information on SCOLR Pharma, please call 425-368-1050 or visit http://www.scolr.com/.

This press release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the Company’s rights to the Nuprin® trademark, the possibility of near-term sales of ibuprofen products, and the Company’s business strategy with respect to its extended release ibuprofen products. These forward-looking statements involve risks and uncertainties, including activities, events or developments that we expect, believe or anticipate will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including unanticipated costs, expenses or results associated with our product development, marketing strategy or intellectual property rights. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission. Such filings are available on our website or at www.sec.gov. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstance.

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425.368.1050